Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Orexigen Therapeutics, Inc. 2007 Equity Incentive Award Plan of our reports dated March 13, 2014, with respect to the consolidated financial statements of Orexigen Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Orexigen Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

March 28, 2014